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744378
                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                     _______________________




                            Form 8-K




                         Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                              1934



                 Date of Report:  August 1, 2005
                (Date of earliest event reported)




                      Harold's Stores, Inc.
      (Exact name of registrant as specified in its charter)



                  (Commission File No. 1-10892)





         Oklahoma                           73-1308796
     (State or other                     (I.R.S. Employer
       jurisdiction                    Identification No.)
    of incorporation)


    5919 Maple Avenue
      Dallas, Texas                           75235
(Address of principal                       (Zip Code)
executive offices)

  Registrant's telephone number,           (214) 366-0600
       including area code:


Item 5.02.      Departure  of  Directors or  Principal  Officers;
          Election   of   Directors;  Appointment  of   Principal
          Officers

     As previously reported in a Form 8-K dated July 25, 2005 and filed with the Securities and Exchange Commission on July 29, 2005, on July 25, 2005, Hugh Mullins, the Company's Chief
Executive Officer, tendered his resignation as an officer and director of the Company. His last day service as Chief Executive Officer was July 29, 2005. On August 1, 2005, at the request of the Company's new acting Chief Executive Officer, Leonard Snyder, Mr. Mullins agreed to remain with the Company until August 19, 2005 to assist with the transition of his duties and will be compensated at his existing base salary. Mr. Mullins' resignation was entirely voluntary and he has advised the Company that he intends to retire. The Company's Board did not request his resignation and did not have any concerns about his performance. Mr. Mullins will not receive any severance payments as a result of his resignation.

      A press release dated August 2, 2005 relating to the resignation, transition arrangements and appointment of Leonard Snyder as the Company's acting Chief Executive Officer is attached as an Exhibit to this report and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits

     The following exhibits are filed with this report:

Exhibit No. Description
99.1        Press Release dated August 2,
            2005




                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              HAROLD'S STORES, INC.


                              By  Jodi Taylor
                              :
Date:  August 2, 2005               Jodi  Taylor, Chief Financial
                              Officer
                          EXHIBIT INDEX

Exhibit No. Description
99.1        Press Release dated August 2,
            2005